Exhibit 23.3

Paragon Shipping Inc.
15, Karamanli Avenue
Voula, 16673
Athens, Greece

18 April 2013

Dear Sir/Madam:

Reference is made to the registration statement on Form F-1 (the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) of Paragon Shipping Inc. (the “Company”) relating to the registration under the Securities Act of 1933, as amended, and the public offering of the Company’s shares of common stock, par value $0.001 per share, including related preferred stock purchase rights. We hereby consent to all references to our name in the Prospectus and the use of the statistical information supplied by us set forth in sections of the Prospectus entitled “Prospectus Summary” and “The Drybulk Shipping Industry.” We further advise you that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1)         we have accurately described the international drybulk shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

(2)         our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the international drybulk shipping industry.

We hereby consent to the filing of this letter as an exhibit to the Company’s Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Prospectus entitled “Experts.”

Yours sincerely,

Nigel Gardiner
Group Managing Director
Drewry Shipping Consultants Ltd.

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